Dentsply Sirona Reports First Quarter 2018 Results

•	Reported Q1 revenues of $956.1 million, up 6.2% compared to prior year; constant currency growth[1] of negative 1.1%

•	Q1 2018 GAAP EPS of $0.35 with Q1 2018 non-GAAP adjusted EPS of $0.45

•	Updated 2018 guidance: non-GAAP adjusted EPS in the range of $2.55 to $2.65

•	Closed acquisition of OraMetrix on May 1, 2018

•	Board of Directors authorizes an increase of $500 Million in share repurchase program, bringing total current authorization to $1 billion

York, Pennsylvania, May 6, 2018 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), The Dental Solutions Company, today announced its financial results for the three months ended March 31, 2018.

First Quarter 2018 Financial Results
Reported net sales of $956.1 million increased 6.2% compared to $900.5 million in the first quarter of 2017. Sales growth was negative 1.1% on a constant currency basis. Net income attributable to Dentsply Sirona for the first quarter of 2018 was $81.2 million, or $0.35 per diluted share, compared to net income of $59.8 million, or $0.26 per diluted share in the first quarter of 2017. On an adjusted basis, excluding certain items, non-GAAP net earnings per diluted share were $0.45 compared to $0.49 in the first quarter of 2017. A reconciliation of the non-GAAP measures to earnings per share calculated on a US-GAAP basis is provided in the attached tables.

“Despite a solid performance in many businesses and regions, overall results for the quarter were disappointing due headwinds in the U.S. Technologies & Equipment business,“ said Donald M. Casey, Jr., Chief Executive Officer of Dentsply Sirona. “Our revised guidance reflects our expectations of continued headwinds in that important business and more importantly the steps we are taking to return the company to growth. Our priority for the remainder of 2018 is to invest in comprehensive strategies designed to help accelerate demand in this market. They include increased marketing support, additional sales representatives and other efforts designed to create growth both short term and long term. Additionally, we are opening a state-of-the-art training facility in Charlotte that underscores our commitment to clinical education. It is our belief that these investments are essential to support our total portfolio, including the Technologies & Equipment business, our robust R&D pipeline and important new technology platforms like OraMetrix. We remain very much committed and on track with our cost savings programs. By focusing on these critical priorities we expect to drive significant and sustainable shareholder value.”

1Non-GAAP adjusted EPS, constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to the disclosure at the end of the release.
For a reconciliation of constant currency growth to internal revenue growth please see supplemental tables at the end of the release.

Summary of 2018 First Quarter Sales Results as Compared to First Quarter 2017:

(in millions, except percentages)
		Reported	Constant Currency
Results by Region	Reported Net Sales	Growth	Growth
U.S.	$291.8	(6.9%)	(7.4%)
Europe	425.5	14.2%	0.6%
Rest of World	238.8	11.4%	5.3%
Total Sales	$956.1	6.2%	(1.1%)

Results by Segment
Consumables	$447.8	6.2%	(0.4%)
Technologies & Equipment	508.3	6.1%	(1.7%)
Total Sales	$956.1	6.2%	(1.1%)

Guidance for 2018^
Management expects adjusted EPS for 2018 in the range of $2.55 to 2.65 per diluted share.

2018 guidance assumes approximately 2% constant currency revenue growth for the year.

^Our guidance is presented on a non-GAAP basis, as it does not include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs, many of which are difficult to predict. Therefore, we cannot provide a full reconciliation of these measures. The Company is unable at this time to address the probable significance of all of the unavailable information.

Closed Acquisition of OraMetrix
On May 1st, 2018, Dentsply Sirona closed the acquisition of OraMetrix, a leading provider of innovative 3-D technology solutions improving the quality and efficiency of orthodontic care. OraMetrix offers an advanced, CAD platform developed for dental professionals to deliver consistently predictable orthodontic outcomes. The acquisition will enable Dentsply Sirona to provide a comprehensive orthodontic offering that will include a full arch clear aligner solution.

OraMetrix has revenues of approximately $20 million and is profitable. In order to accelerate and broaden the commercialization of OraMetrix’s technologies and services, Dentsply Sirona is planning to incur additional investments and expenses which will be slightly dilutive to overall earnings per share in 2018 and 2019.

Additional Stock Repurchase Authorization
On April 25th, 2018, Dentsply Sirona’s Board of Directors authorized an increase of $500 million of common stock to its share repurchase program, reflecting the company’s strong balance sheet and free cash flow generation. This authorization is in addition to the $500 million previously authorized by the Board of Directors on February 14, 2018, bringing the total share repurchase authorization up to $1 billion of common stock.

Announces Investor and Analyst Day
Dentsply Sirona is announcing that it will hold an Investor and Analyst Day on Thursday, September 27th, 2018 in Charlotte, North Carolina. Financial analysts and institutional investors who are interested in attending the event in person should contact Joshua Zable at joshua.zable@dentsplysirona.com. A webcast of the event will be available on the company website at www.dentsplysirona.com in the investor relations section.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast tomorrow, May 7th at 8:30 am EST.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com (under Investors-Events & Presentations). For those planning to participate on the call, please dial +1-800-239-9838 for domestic calls, or +1-323-794-2551 for international calls. The Conference ID # is 5737052. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-888-203-1112 (for domestic calls) or +1-719-457-0820 (for international calls), replay passcode # 5737052.

About Dentsply Sirona:
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s global headquarters is located in York, Pennsylvania. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

Joshua Zable, IRC
VP, Investor Relations
+1-718-482-2184
joshua.zable@dentsplysirona.com

Forward-Looking Statements and Associated Risks

Information the Company has included or incorporated by reference in this Form 8-K, and information which may be contained in other filings with the U.S. Securities and Exchange Commission ("SEC") as well as press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•	the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors

•	the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry

•	the effect of changes in the Company’s management and personnel

•	the Company’s ability to control costs

•
changes in applicable laws, rules or regulations, or their interpretation or enforcement, or the enactment of new laws, rules or regulations, which apply to the Company’s business practices (past, present or future) or require the Company to spend significant resources for compliance

•	the Company’s failure to execute on, or other issues arising under, certain key client contracts

•	a significant failure or disruption in service within the Company’s operations or the operations of key distributors

•	the Company’s failure to successfully integrate the business operations or achieve the anticipated benefits from any acquired businesses

•
results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings

•	the Company’s failure to attract and retain talented employees, or to manage succession and retention for its Chief Executive Officer or other key executives

•
the impact of the Company’s debt service obligations on the availability of funds for other business purposes, the terms of and required compliance with covenants relating to the Company’s indebtedness and its access to the credit markets in general

•	general economic conditions

•	other risks described from time to time in the Company’s filings with the SEC

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company's most recent Form 10-K and any other information included or incorporated by reference in this Report, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company notes these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties.

Non-US GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted net income attributable to Dentsply Sirona to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to purchased intangible assets. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

The principal measurements used by the Company in evaluating its business are: (1) constant currency sales growth by segment and geographic region; (2) internal sales growth by segment and geographic region; and (3) adjusted operating income and margins of each reportable segment, which excludes the impacts of purchase accounting, corporate expenses, and certain other items to enhance the comparability of results period to period. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-US GAAP measures. These non-US GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

The Company defines “constant currency sales growth” as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business.

The Company defines “internal sales growth” as constant currency sales growth excluding the impacts of net acquisitions and divestitures, merger accounting impacts and discontinued products.

Management also believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales is comprised of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

Adjusted net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statement of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.
(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.
(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.
(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
(5) Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.
(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.
Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to Dentsply Sirona by diluted weighted-average common shares outstanding. Adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017

Net sales	$956.1	$900.5
Net sales, excluding precious metal content	945.8	889.4

Cost of products sold	442.0	408.5

Gross profit	514.1	492.0
% of Net sales	53.8%	54.6%
% of Net sales, excluding precious metal content	54.4%	55.3%

Selling, general and administrative expenses	435.2	404.7

Restructuring and other costs	10.2	3.1

Operating income	68.7	84.2
% of Net sales	7.2%	9.4%
% of Net sales, excluding precious metal content	7.3%	9.5%

Net interest and other expense (income)	(26.1)	7.6

Income before income taxes	94.8	76.6

Provision for income taxes	13.7	16.9

Net income	81.1	59.7
% of Net sales	8.5%	6.6%
% of Net sales, excluding precious metal content	8.6%	6.7%

Less: Net loss attributable to noncontrolling interests	(0.1)	(0.1)

Net income attributable to Dentsply Sirona	$81.2	$59.8

% of Net sales	8.5%	6.6%
% of Net sales, excluding precious metal content	8.6%	6.7%

Net income per common share attributable to Dentsply Sirona:
Basic	$0.36	$0.26
Diluted	$0.35	$0.26

Weighted average common shares outstanding:
Basic	227.2	230.1
Diluted	229.9	234.0

Dividends declared per common share	$0.0875	$0.0875

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	March 31, 2018	December 31, 2017

Assets

Current Assets:

Cash and cash equivalents	$317.1	$320.6
Accounts and notes receivable-trade, net	670.4	746.2
Inventories, net	696.6	623.1
Prepaid expenses and other current assets, net	316.4	312.6
Total Current Assets	2,000.5	2,002.5

Property, plant and equipment, net	888.2	876.0
Identifiable intangible assets, net	2,811.4	2,800.7
Goodwill, net	4,573.2	4,539.2
Other noncurrent assets, net	99.5	156.1

Total Assets	$10,372.8	$10,374.5

Liabilities and Equity

Current liabilities	$895.4	$954.5
Long-term debt	1,645.5	1,611.6
Deferred income taxes	641.4	718.0
Other noncurrent liabilities	485.3	462.5
Total Liabilities	3,667.6	3,746.6

Total Dentsply Sirona Equity	6,693.1	6,616.3
Noncontrolling interests	12.1	11.6
Total Equity	6,705.2	6,627.9

Total Liabilities and Equity	$10,372.8	$10,374.5

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:

Net income	$81.1	$59.7

Net cash provided by operating activities	55.1	82.5

Net cash used in investing activities	(45.2)	(41.1)

Net cash used in financing activities	(19.4)	(67.6)

Effect of exchange rate changes on cash and cash equivalents	6.0	5.6

Net decrease in cash and cash equivalents	(3.5)	(20.6)

Cash and cash equivalents at beginning of period	320.6	383.9

Cash and cash equivalents at end of period	$317.1	$363.3

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three month period ended March 31, 2018, net sales, excluding precious metal content, decreased 1.1% on a constant currency basis. This includes a benefit of 0.3% from acquisitions, which results in negative internal sales growth of 1.4%. Net sales, excluding precious metal content, were positively impacted by approximately 7.3% due to the weakening of the U.S. dollar over the prior year period. A reconciliation of reported net sales to net sales, excluding precious metal content, is as follows:

	Three Months Ended March 31,
(in millions, except percentages)	2018	2017	Variance %

Net sales	$956.1	$900.5	6.2%
Less: precious metal content of sales	10.3	11.1	(7.2%)
Net sales, excluding precious metal content	945.8	889.4	6.3%
Merger related adjustments (a)	—	1.5	(100.0%)
Non-US GAAP, net sales, excluding precious metal content	$945.8	$890.9	6.2%
Foreign exchange impact			7.3%
Constant currency growth			(1.1%)
Acquisitions			0.3%
Internal sales growth			(1.4%)

(a) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2017 non-U.S. GAAP results comparable.

United States

Net sales decreased by 6.9% in the quarter ended March 31, 2018 as compared to the three months ended March 31, 2017. Net sales, excluding precious metal content, decreased by 6.9% in the first quarter of 2018 as compared to the first quarter of 2017.

For the three month period ended March 31, 2018, net sales, excluding precious metal content, decreased 7.4% on a constant currency basis. This includes a benefit of 0.2% from acquisitions, which results in negative internal sales growth of 7.6%. The decline in internal sales growth was attributable to both the Technologies & Equipment and Consumables segments.

Europe

Net sales increased by 14.2% in the quarter ended March 31, 2018 as compared to the three months ended March 31, 2017. Net sales, excluding precious metal content, increased by 14.6% in the first quarter of 2018 as compared to the first quarter of 2017, which was positively impacted by approximately 14.0% due to the weakening of the U.S. dollar over the prior year period.

For the three month period ended March 31, 2018, net sales, excluding precious metal content, increased 0.6% on a constant currency basis. This includes a benefit of 0.4% from acquisitions, which results in internal sales growth of 0.2%. Internal sales growth was driven by the Consumables segment partially offset by declines in the Technologies & Equipment segment.

Rest of World

Net sales increased by 11.4% in the quarter ended March 31, 2018 as compared to the three months ended March 31, 2017. Net sales, excluding precious metal content, increased 11.6% in the first quarter of 2018 as compared to the first quarter of 2017, which was positively impacted by approximately 6.3% due to the weakening of the U.S. dollar over the prior year period.

For the three month period ended March 31, 2018, sales, excluding precious metal content, increased 5.3% on a constant currency basis. This includes a benefit of 0.6% from acquisitions, which results in internal sales growth of 4.7%. Internal sales growth was driven by both segments.

	Three Months Ended March 31, 2018				Q1 2018 Growth				Three Months Ended March 31, 2017
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$291.8	$425.5	$238.8	$956.1	(6.9%)	14.2%	11.4%	6.2%	$313.5	$372.7	$214.3	$900.5
Less: precious metal content of sales	1.3	8.1	0.9	10.3					1.4	8.6	1.1	11.1
Net sales, excluding precious metal content	290.5	417.4	237.9	945.8	(6.9%)	14.6%	11.6%	6.3%	312.1	364.1	213.2	889.4
Merger related adjustments (a)	—	—	—	—					1.5	—	—	1.5
Non-US GAAP, net sales, excluding precious metal content	$290.5	$417.4	$237.9	$945.8	(7.4%)	14.6%	11.6%	6.2%	$313.6	$364.1	$213.2	$890.9
Foreign exchange impact					—%	14.0%	6.3%	7.3%
Constant currency growth					(7.4%)	0.6%	5.3%	(1.1%)
Acquisitions					0.2%	0.4%	0.6%	0.3%
Internal sales growth					(7.6%)	0.2%	4.7%	(1.4%)
(a) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2017 non-U.S. GAAP results comparable.

Technologies & Equipment

Net sales increased by 6.1% in the quarter ended March 31, 2018 as compared to the three months ended March 31, 2017. Net sales, excluding precious metal content, increased by 6.4% in the first quarter of 2018 as compared to the first quarter of 2017. Net sales, excluding precious metal content, were positively impacted by approximately 7.8% due to the weakening of the U.S. dollar over the prior year period.

For the three months ended March 31, 2018, net sales, excluding precious metal content, decreased 1.7% on a constant currency basis compared to the three months ended March 31, 2017. This includes a decrease of approximately 0.1% related to the disposal of a non-strategic business, which results in negative internal sales growth of 1.6%. The decline in internal sales growth was driven by the U.S., mostly offset by internal sales growth in Rest of World region.

Consumables

Net sales increased by 6.2% in the quarter ended March 31, 2018 as compared to the three months ended March 31, 2017. Net sales, excluding precious metal content, increased 6.2% for the three months ended March 31, 2018 as compared to the three months ended March 31, 2017. Net sales, excluding precious metal content, were positively impacted by approximately 6.6% due to the weakening of the U.S. dollar over the same prior year period.

For the three month period ended March 31, 2018, net sales, excluding precious metal content, decreased 0.4% on a constant currency basis. This includes a benefit of 0.9% from acquisitions, which results in negative internal sales growth of 1.3%. The negative internal sales growth was primarily driven by the U.S., mostly offset by Rest of World region.

	Three Months Ended March 31, 2018			Q1 2018 Growth			Three Months Ended March 31, 2017
(in millions, except percentages)	Consumables	Technologies & Equipment	Total	Consumables	Technologies & Equipment	Total	Consumables	Technologies & Equipment	Total

Net sales	$447.8	$508.3	$956.1	6.2%	6.1%	6.2%	$421.5	$479.0	$900.5
Less: precious metal content of sales	—	10.3	10.3				—	11.1	11.1
Net sales, excluding precious metal content	447.8	498.0	945.8	6.2%	6.4%	6.3%	421.5	467.9	889.4
Merger related adjustments (a)	—	—	—				—	1.5	1.5
Non-US GAAP, net sales, excluding precious metal content	$447.8	$498.0	$945.8	6.2%	6.1%	6.2%	$421.5	$469.4	$890.9
Foreign exchange impact				6.6%	7.8%	7.3%
Constant currency growth				(0.4%)	(1.7%)	(1.1%)
Acquisitions				0.9%	—%	0.3%
Discontinued products				—%	(0.1%)	—%
Internal sales growth				(1.3%)	(1.6%)	(1.4%)
(a) Represents an adjustment to reflect deferred subscription and warranty revenue that was eliminated under business combination accounting standards to make the 2017 non-U.S. GAAP results comparable.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	GAAP									NON-GAAP
	Three Months Ended March 31, 2018	Amortization of Purchased Intangible Assets	Gain on Sale of Marketable Securities	Restructuring Program Related Costs and Other Costs	Credit Risk and Fair Value Adjustments	Business Combination Related Costs and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2018

NET SALES	$956.1	—	—	—	—	—	—	—	$—	$956.1
NET SALES-without precious metals	945.8	—	—	—	—	—	—	—	—	945.8
GROSS PROFIT	514.1	29.9	—	2.7	—	1.5	—	—	34.1	548.2
% OF NET SALES-without precious metals	54.4%									58.0%
SG&A EXPENSES	435.2	(20.1)	—	(3.0)	—	(1.5)	—	—	(24.6)	410.6
% OF NET SALES-without precious metals	46.0%									43.4%
RESTRUCTURING AND OTHER COSTS	10.2	—	—	(10.2)	—	—	—	—	(10.2)	—
INCOME FROM OPERATIONS	68.7	50.0	—	15.9	—	3.0	—	—	68.9	137.6
% OF NET SALES-without precious metals	7.3%									14.5%
NET INTEREST AND OTHER EXPENSE	(26.1)	—	44.1	—	(10.7)	(0.2)	—	—	33.2	7.1
PRE-TAX INCOME	94.8	50.0	(44.1)	15.9	10.7	3.2	—	—	35.7	130.5
INCOME TAXES	13.7	—	—	—	—	—	22.9	(8.7)	14.2	27.9
	14.5%									21.4%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.1)								—	(0.1)

NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$81.2								$21.5	$102.7
% OF NET SALES-without precious metals	8.6%									10.9%
EARNINGS PER SHARE - DILUTED	$0.35								$0.10	$0.45

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions)
(unaudited)

	GAAP								NON-GAAP
	Three Months Ended March 31, 2017	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Credit Risk and Fair Value Adjustments	Business Combination Related Costs and Fair Value Adjustments	Tax Impact of Non-US GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended March 31, 2017

NET SALES	$900.5	—	—	—	1.5	—	—	$1.5	$902.0
NET SALES-without precious metals	889.4	—	—	—	1.5	—	—	1.5	890.9
GROSS PROFIT	492.0	26.0	0.3	0.9	5.9	—	—	33.1	525.1
% OF NET SALES-without precious metals	55.3%								58.9%
SG&A EXPENSES	404.7	(19.3)	(1.8)	(1.7)	(4.7)	—	—	(27.5)	377.2
% OF NET SALES-without precious metals	45.5%								42.3%
RESTRUCTURING AND OTHER COSTS	3.1	—	(3.1)	—	—	—	—	(3.1)	—
INCOME FROM OPERATIONS	84.2	45.3	5.2	2.6	10.6	—	—	63.7	147.9
% OF NET SALES-without precious metals	9.5%								16.6%
NET INTEREST AND OTHER EXPENSE	7.6	—	(0.2)	0.1	(0.2)	—	—	(0.3)	7.3
PRE-TAX INCOME	76.6	45.3	5.4	2.5	10.8	—	—	64.0	140.6
INCOME TAXES	16.9	—	—	—	—	12.8	(2.7)	10.1	27.0
	22.1%								19.2%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(0.1)							—	(0.1)

NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$59.8							$53.9	$113.7
% OF NET SALES-without precious metals	6.7%								12.8%
EARNINGS PER SHARE - DILUTED	$0.26							$0.23	$0.49